UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 29, 2009
JOHN B. SANFILIPPO & SON, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-19681	36-2419677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1703 North Randall Road, Elgin, Illinois 60123-7820
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (847) 289-1800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

John B. Sanfilippo & Son, Inc. (the “Registrant”) submits the following information:
ITEM 1.01. Entry into a Material Definitive Agreement
On April 29, 2009 the Board of Directors of the Registrant (the “Board”) approved a form of indemnification agreement (the “Indemnification Agreement”) and authorized the Registrant to enter into the Indemnification Agreement with each of its directors and elected officers (each, an “Indemnitee”). The Registrant expects that each of its directors and elected officers will execute an Indemnification Agreement as soon as practicable. To the extent applicable, the agreements will replace the indemnification agreements that the Indemnitees previously had with the Registrant, but they are not intended to deprive Indemnitees of indemnification to which they would otherwise have been entitled under any prior agreement. The Indemnification Agreement, among other things, requires the Registrant to hold harmless and to indemnify each Indemnitee to the fullest extent authorized by applicable law. The Indemnification Agreement also provides for advancement of certain expenses actually and reasonably incurred by an Indemnitee. An Indemnitee will be required to reimburse the Registrant for such expenses paid by Registrant, however, if it shall be ultimately determined that the Indemnitee is not entitled to indemnification under the Indemnification Agreement or otherwise.
The foregoing summary of the Indemnification Agreement is qualified in its entirety by reference to Exhibit 10.01 of this Current Report on Form 8-K, the content of which is hereby incorporated by reference herein.
ITEM 9.01. Financial Statements and Exhibits
(c) Exhibits
     The exhibits furnished herewith are listed in the Exhibit Index which follows the signature page of this Current Report on Form 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN B. SANFILIPPO & SON, INC.
May 5, 2009	By:	/s/ Michael J. Valentine
Michael J. Valentine
Chief Financial Officer and Group President

EXHIBIT INDEX

Exhibits	Description

10.01	Form of Indemnification Agreement